Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Express Scripts Holding Company

* And the Guarantors listed below

(Exact name of obligor as specified in its charter)

Delaware	45-2884094
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name of Guarantor Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
1. ACCREDO CARE NETWORK, INC.	Delaware	5912	26-3591774
2. ACCREDO HEALTH GROUP, INC.	Delaware	5912	11-3358535
3. ACCREDO HEALTH, INCORPORATED	Delaware	8090	55-0894449
4. AHG OF NEW YORK, INC.	New York	5912	13-3888838

Name of Guarantor Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
5. AIRPORT HOLDINGS, LLC	New Jersey	6324	75-3040465
6. BIOPARTNERS IN CARE, INC.	Missouri	5912	43-1815573
7. BYFIELD DRUG, INC.	Massachusetts	5912	01-0705518
8. CARE CONTINUUM, INC.	Kentucky	5912	61-1162797
9. CFI OF NEW JERSEY, INC.	New Jersey	5912	22-3114423
10. CHESAPEAKE INFUSION, INC.	Florida	5912	22-3835126
11. CURASCRIPT PBM SERVICES, INC.	Delaware	5912	36-4374570
12. CURASCRIPT, INC.	Delaware	5912	36-4369972
13. DIVERSIFIED PHARMACEUTICAL SERVICES, INC.	Minnesota	5912	41-1627938
14. ESI ACQUISITION, INC.	New York	5912	16-1279199
15. ESI CLAIMS, INC.	Delaware	5912	43-1869691
16. ESI ENTERPRISES, LLC	Delaware	5912	56-2356810
17. ESI HRA, LLC	Delaware	5912	20-2996995
18. ESI MAIL ORDER PROCESSING, INC.	Delaware	5912	74-2974964
19. ESI MAIL PHARMACY SERVICE, INC.	Delaware	5912	43-1867735
20. EXPRESS SCRIPTS MSA, LLC	Florida	5912	20-0551334
21. ESI PARTNERSHIP	Delaware	5912	43-1925562
22. ESI REALTY, LLC	New Jersey	5912	75-3040456
23. ESI RESOURCES, INC.	Minnesota	5912	41-2006555
24. ESI-GP HOLDINGS, INC.	Delaware	5912	43-1925556
25. EXPRESS SCRIPTS ADMINISTRATORS, LLC	Delaware	5912	41-2063830
26. EXPRESS SCRIPTS CANADA HOLDING, CO.	Delaware	5912	43-1942542
27. EXPRESS SCRIPTS CANADA HOLDING, LLC	Delaware	5912	27-1490640
28. EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC	Delaware	5912	20-5826948
29. EXPRESS SCRIPTS PHARMACY, INC.	Delaware	5912	30-0789911
30. EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.	Delaware	5912	20-3126104
31. EXPRESS SCRIPTS SENIOR CARE, INC.	Delaware	5912	20-3126075
32. EXPRESS SCRIPTS SERVICES COMPANY	Delaware	5912	43-1832983
33. EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.	Delaware	5912	43-1869712
34. EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.	Delaware	5912	43-1869714
35. EXPRESS SCRIPTS WC, INC.	Florida	5912	59-2997634
36. EXPRESS SCRIPTS, INC.	Delaware	5912	43-1420563
37. FRECO, INC.	Florida	5912	02-0523249
38. FREEDOM SERVICE COMPANY, LLC	Florida	5912	20-3229217
39. HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.	Massachusetts	5912	04-2992335
40. HEALTHBRIDGE, INC.	Delaware	5912	26-2159005
41. HOME HEALTHCARE RESOURCES, INC.	Pennsylvania	5912	52-1498155
42. iBIOLOGIC, INC.	Delaware	5912	20-0325621
43. IVTX, INC.	Delaware	5912	43-1794690
44. LYNNFIELD COMPOUNDING CENTER, INC.	Florida	5912	58-2593075
45. LYNNFIELD DRUG, INC.	Florida	5912	04-3546044
46. MAH PHARMACY, L.L.C.	Delaware	5912	27-1506930
47. MATRIX GPO LLC	Indiana	5912	51-0500147
48. MEDCO CDUR, L.L.C.	Delaware	5912	N/A
49. MEDCO CHP, L.L.C.	Delaware	5912	27-5133672
50. MEDCO CONTINUATION HEALTH, L.L.C.	Delaware	5912	N/A
51. MEDCO EUROPE II, L.L.C.	Delaware	5912	27-3709630
52. MEDCO EUROPE, L.L.C.	Delaware	5912	N/A
53. MEDCO HEALTH NEW YORK INDEPENDENT PRACTICE ASSOCIATION, L.L.C.	New York	5912	22-3572956
54. MEDCO HEALTH PUERTO RICO, L.L.C.	Delaware	5912	81-0616525
55. MEDCO HEALTH SERVICES, INC.	Delaware	5912	26-3544786

Name of Guarantor Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
56. MEDCO HEALTH SOLUTIONS OF ILLINOIS, L.L.C.	Delaware	5912	N/A
57. MEDCO HEALTH SOLUTIONS, INC.	Delaware	5912	22-3461740
58. MEDCO OF WILLINGBORO URBAN RENEWAL, L.L.C.	New Jersey	5912	22-3811751
59. MEDCO RESEARCH INSTITUTE, L.L.C.	Delaware	5912	45-3631137
60. MEDCOHEALTH.COM, L.L.C.	New Jersey	5912	22-3732483
61. MOORESVILLE ON-SITE PHARMACY, LLC	Delaware	5912	26-1102625
62. NATIONAL PRESCRIPTION ADMINISTRATORS, INC.	New Jersey	5912	22-2230703
63. NATIONAL RX SERVICES NO. 3, INC. OF OHIO	Ohio	5912	34-1666699
64. PRIORITY HEALTHCARE CORPORATION	Indiana	5122	35-1927379
65. PRIORITY HEALTHCARE CORPORATION WEST	Nevada	5912	88-0445494
66. PRIORITY HEALTHCARE DISTRIBUTION, INC.	Florida	5912	59-3761140
67. PRIORITY HEALTHCARE PHARMACY, INC.	Florida	5912	59-3099905
68. PRIORITYHEALTHCARE.COM, INC.	Florida	5912	59-3573515
69. SINUSPHARMACY, INC.	Florida	5912	56-2394216
70. SPECIALTY INFUSION PHARMACY, INC.	Florida	5912	74-3105470
71. SPECTRACARE HEALTH CARE VENTURES, INC.	Kentucky	5912	61-1317695
72. SPECTRACARE INFUSION PHARMACY, INC.	Kentucky	5912	61-1147067
73. SPECTRACARE OF INDIANA	Indiana	5912	35-1807559
74. SPECTRACARE, INC.	Kentucky	5912	61-1147068
75. SYSTEMED, L.L.C.	Delaware	5912	22-3474888
76. THE VACCINE CONSORTIUM, LLC	Maryland	5912	20-5454871
77. THERAPEASE CUISINE, INC.	Wisconsin	5912	26-0759966
78. TVC ACQUISITION CO., INC.	Delaware	5912	45-4509922
79. UBC LATE STAGE, INC.	Missouri	5912	43-1083790
80. UNITED BIOSOURCE LLC	Delaware	5912	80-0077029
81. UNITED BIOSOURCE HOLDINGS, INC.	Delaware	5912	46-3047667
82. UNITED BIOSOURCE PATIENT SOLUTIONS, INC.	Delaware	5912	20-3419132
83. VALUE HEALTH, INC.	Delaware	6324	06-1194838
84. YOURPHARMACY.COM, INC.	Delaware	5912	43-1842584

One Express Way St. Louis, MO	63121
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011. **

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 2nd day of June 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 6

June 2, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,353
Interest-bearing balances		196,143
Securities:
Held-to-maturity securities		17,662
Available-for-sale securities		216,158
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		82
Securities purchased under agreements to resell		19,030
Loans and lease financing receivables:
Loans and leases held for sale		11,067
Loans and leases, net of unearned income	781,182
LESS: Allowance for loan and lease losses	11,761
Loans and leases, net of unearned income and allowance		769,421
Trading Assets		31,189
Premises and fixed assets (including capitalized leases)		7,485
Other real estate owned		4,015
Investments in unconsolidated subsidiaries and associated companies		718
Direct and indirect investments in real estate ventures		4
Intangible assets
Goodwill		21,549
Other intangible assets		21,474
Other assets		52,924

Total assets		$1,388,274

LIABILITIES
Deposits:
In domestic offices		$1,010,888
Noninterest-bearing	274,869
Interest-bearing	736,019
In foreign offices, Edge and Agreement subsidiaries, and IBFs		94,353
Noninterest-bearing	523
Interest-bearing	93,830
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,968
Securities sold under agreements to repurchase		12,270

Dollar Amounts In Millions
Trading liabilities	13,351
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	59,788
Subordinated notes and debentures	19,756
Other liabilities	27,614

Total liabilities	$1,248,988
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,054
Retained earnings	32,460
Accumulated other comprehensive income	3,098
Other equity capital components	0

Total bank equity capital	139,131
Noncontrolling (minority) interests in consolidated subsidiaries	155

Total equity capital	139,286

Total liabilities, and equity capital	$1,388,274

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Avid Modjtabai Michael Loughlin John Stumpf	Directors